Exhibit 99.1

CAUSE NO. 048 233656 08

QUICKSILVER RESOURCES INC.	§	IN THE DISTRICT COURT OF
§
PLAINTIFF,	§
§
V.	§
§
BREITBURN ENERGY PARTNERS	§
L.P., BREITBURN OPERATING L.P.,	§	TARRANT COUNTY, TEXAS
BREITBURN GP, LLC, BREITBURN	§
OPERATING GP, LLC, RANDALL H.	§
BREITENBACH, HALBERT S.	§
WASHBURN, GREGORY J.	§
MORONEY, CHARLES S. WEISS,	§
RANDALL J. FINDLAY, THOMAS W.	§
BUCHANAN, GRANT D. BILLING,	§	48TH JUDICIAL DISTRICT
AND PROVIDENT ENERGY TRUST	§
§
DEFENDANTS.	§

ORIGINAL ANSWER
OF BREITBURN ENERGY PARTNERS L.P.,
BREITBURN OPERATING L.P., BREITBURN GP, LLC, AND
BREITBURN OPERATING GP, LLC

TO THE HONORABLE JUDGE OF SAID COURT:

Defendants BreitBurn Energy Partners L.P. (“BreitBurn LP”), BreitBurn Operating L.P. (“BreitBurn Operating”), BreitBurn GP, LLC (“BreitBurn GP”), and BreitBurn Operating GP, LLC (collectively, “BreitBurn”) file this Original Answer and in support thereof respectfully show the Court the following:

I. GENERAL DENIAL

1. Pursuant to Rule 92 of the Texas Rules of Civil Procedure, BreitBurn generally denies the allegations contained in Plaintiff’s Original Petition and demands strict proof thereof.

ORIGINAL ANSWER OF DEFENDANTS	Page 1 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

II. DEFENSES

2. BreitBurn first learned about Quicksilver Resources Inc.’s (“Quicksilver”) alleged claims on October 31, 2008, when Quicksilver filed this lawsuit. Quicksilver’s claims involve two unrelated transactions. In the first transaction in the fall of 2007, BreitBurn acquired oil and gas assets and other interests from Quicksilver in exchange for $750 million in cash and 21,347,972 BreitBurn LP common units, representing a 31.85% limited partner interest in BreitBurn LP. See Contribution Agreement between Quicksilver and BreitBurn Operating (“Contribution Agreement”), excerpts attached as Exhibit A. In the second transaction in June 2008, BreitBurn purchased Provident Energy Trust’s (“Provident”) interests in BreitBurn and amended BreitBurn LP’s partnership agreement immediately following this purchase to provide the limited partners of BreitBurn LP, including Quicksilver, with a new right to nominate and elect the directors of BreitBurn GP, the general partner of BreitBurn LP. Although these two transactions were separate and independent events, Quicksilver accuses all of the defendants of scheming over the course of the last year with respect to these two transactions to “enrich themselves at Quicksilver’s expense.” Pet. ¶ 2. Nothing could be further from the truth.

3. Quicksilver’s claims are based on allegations that are demonstrably false and inconsistent with Quicksilver’s pre-suit conduct, that ignore the relevant agreements and controlling Delaware law, and that were asserted without any warning or pre-suit complaint. BreitBurn believes that Quicksilver filed this action to improperly influence the market price for BreitBurn LP units or pursue other “corporate” maneuvers unrelated to the vindication of colorable rights in this Court.

ORIGINAL ANSWER OF DEFENDANTS	Page 2 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

BreitBurn Did Not Mislead Quicksilver Regarding Provident’s Future Role.

4. Quicksilver’s first six counts are all based on the singular allegation that the defendants misrepresented Provident’s long-term, future role in BreitBurn before Quicksilver acquired its interest in BreitBurn LP on November 1, 2007. As set forth below, BreitBurn did not make any misrepresentation or omission or commit any fraud with respect to Provident’s interest or intent. Quicksilver’s own actions and public statements over the last year are inconsistent with its newly minted allegations of fraud and breach of contract.

BreitBurn Did Not Misrepresent Or Omit Any Material Fact.

5. Quicksilver’s misrepresentation claims are not based on a specific representation in the Contribution Agreement regarding Provident – because there are none. See Ex. A, Contribution Agreement. Instead, the only specific statements Quicksilver identifies as being allegedly misleading are those contained in BreitBurn LP’s SEC filings.  Quicksilver contends that three statements in these public filings are inaccurate:  (1) that BreitBurn was “Provident’s primary acquisition vehicle for its upstream operations in the United States,” (2) that BreitBurn’s “relationship with Provident and its affiliates is a significant attribute,” and (3) that BreitBurn’s “business strategy” included “utiliz[ing] the benefits of [its] relationship with Provident to pursue acquisitions.”  Pet. ¶ 3.

6. Contrary to Quicksilver’s contention, each of these statements was true when it was made:

•
BreitBurn was Provident’s primary acquisition vehicle for its upstream operations in the United States. This statement was made in BreitBurn LP’s Registration Statement on Form S-1, including Amendment No. 4 to Form S-1 filed on September 21, 2006, in connection with its initial public offering in October 2006 at p. 3, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on April 2, 2007 (“BreitBurn 2006 Annual Report”) at p. 5, excerpts attached as Exhibits B and C, respectively. At both times, this statement was true. In fact, Provident did not make any acquisitions for its upstream operations in the United States other than those made through BreitBurn at any time during its ownership of BreitBurn.

ORIGINAL ANSWER OF DEFENDANTS	Page 3 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

•
BreitBurn’s relationship with Provident and its affiliates was a significant attribute of BreitBurn. This statement—a portion of a sentence that Quicksilver improperly selectively quoted—was made in some of BreitBurn LP’s public filings before November 1, 2007. The complete sentence reads: “While our relationship with Provident and its affiliates is a significant attribute, it is also a potential source of conflicts.” Ex. C, BreitBurn 2006 Annual Report at p. 6. Both portions of this sentence were true when made.

•
BreitBurn’s business strategy included, among many other factors also identified in public filings, utilizing the benefits of its relationship with Provident to pursue acquisitions. This statement was made in some of BreitBurn LP’s public filings before November 1, 2007 and it was true when made. As BreitBurn discussed on a number of occasions publicly, the hoped for benefits of the Provident relationship included access to acquisition opportunities through possible Provident contacts, greater flexibility in pursuing large acquisitions by doing joint acquisitions, and providing future “drop-downs” of property.  These factors all remained applicable throughout the time that Provident owned its interests in BreitBurn.  These statements were true when made and remained true until Provident sold its interests.

In summary, Quicksilver’s allegations of misrepresentations, omissions and fraud are baseless.

7. Quicksilver’s claim for breach of the Contribution Agreement is unsupportable for the same reason. There are no specific representations regarding Provident in the Contribution Agreement, so Quicksilver bases this claim solely on the representation contained in Section 5.11 of the Contribution Agreement confirming the accuracy of BreitBurn LP’s SEC filings discussed above. See Ex. A, Contribution Agreement at pp. 45-46. As set forth above, BreitBurn LP’s statements in its public filings were accurate.

ORIGINAL ANSWER OF DEFENDANTS	Page 4 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

8. Quicksilver implies that BreitBurn knew as of November 1, 2007, that Provident would sell its interest in BreitBurn because the change in the Canadian tax laws that ultimately motivated Provident to sell had been announced a year earlier. On October 31, 2006, the Canadian government announced that it intended to begin taxing Canadian income trusts such as Provident in the same manner as corporations beginning in 2011. Just as BreitBurn was aware of this prospective tax-law change, Quicksilver undoubtedly was aware of it as well because Quicksilver has extensive holdings in Canada and a subsidiary and office located in Calgary. In addition, the announcement and its impact on Canadian trusts were widely discussed as early as November 2006. Equally important, Provident publicly acknowledged in its SEC filings (available publicly and on its website) that it was “actively engaged in strategic planning to determine the best course of action for Provident under the proposed new tax regime.” See Provident’s Year End and Q4 2006 Earnings Release filed on March 9, 2007, excerpts attached as Exhibit D. Quicksilver could not have been misled about the change in tax law or its potential impact on Provident.

9. Moreover, Quicksilver does not allege—and could not allege—that BreitBurn made any misrepresentations regarding Provident’s future intent. The only public statements BreitBurn made with respect to this issue make clear that Provident could sell its interest at any time without unitholder consent and pursue a strategy separate from BreitBurn. For example, BreitBurn’s 2006 Annual Report (the very report on which Quicksilver bases its claim) includes the following disclosures regarding Provident:

•
“[T]here is no restriction in our partnership agreement on the ability of Provident to transfer its equity interest in our general partner to a third party. The new equity owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with their own choices and to influence the decisions taken by the board of directors and officers of our general partner.”

•
“Neither our partnership agreement nor any other agreement requires Provident or its affiliates (other than our general partner) to pursue a business strategy that favors us.  Directors and officers of Provident and its affiliates have a fiduciary duty to make decisions in the best interest of its unitholders, which may be contrary to our interests.”

•	“Furthermore, the goals and objectives of Provident and its subsidiary relating to us may not be consistent with those of a majority of the public unitholders.”

Ex. C, BreitBurn 2006 Annual Report at pp. 28, 29, 31 (emphasis added). BreitBurn’s statements with respect to Provident directly contradict Quicksilver’s allegations of fraud.

ORIGINAL ANSWER OF DEFENDANTS	Page 5 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

10. Quicksilver’s allegations regarding BreitBurn’s credit facility are also directly contradicted by the underlying facts. See, e.g., Pet. ¶ 5. Quicksilver is correct that, after BreitBurn acquired Quicksilver’s assets, it used those assets to increase its credit facility. However, this fact is not part of an illicit scheme, as Quicksilver now suggests. Quicksilver was fully aware that BreitBurn intended to use the assets it acquired from Quicksilver to increase its credit facility, in part to finance $350 million of the $750 million cash portion of the acquisition consideration paid to Quicksilver. Yet, Quicksilver raised no objection and actually accepted the cash portion of the acquisition consideration.

11. In short, there were no misrepresentations; there was no fraud; and there was no illicit scheme.

The Alleged Importance Of A Provident/BreitBurn Relationship Is A Recent Quicksilver Invention.

12. Quicksilver’s actions before signing the Contribution Agreement are inconsistent with its current claims about Provident. Quicksilver did not ask BreitBurn for due diligence materials regarding Provident’s future with BreitBurn. Quicksilver also did not condition its purchase on the requirement that Provident enter into a lock-up of its ownership interest. The Contribution Agreement does not contain any representation or commitment that Provident maintain its relationship with BreitBurn at all.

13. After the closing, Quicksilver displayed similar indifference to Provident’s continued participation. According to Quicksilver, it learned “[s]hortly after the Contribution Agreement closed” that Provident was contemplating selling all of its interests in BreitBurn.  See Pet. ¶ 37. If Quicksilver’s current allegations are to be believed, one would expect Quicksilver to have raised some objection or complaint upon learning of Provident’s decision; yet, Quicksilver did not do so. In fact, Quicksilver’s numerous public filings after Provident’s announcement are inconsistent with the notion that it was misled or defrauded:

ORIGINAL ANSWER OF DEFENDANTS	Page 6 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

•
Quicksilver made repeated additional public references to the BreitBurn deal, including on February 28, 2008, June 23, 2008, and August 6, 2008. Quicksilver never indicated, in any of these public statements, that it was concerned by or believed it was misled or defrauded regarding Provident’s intentions. See Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 28, 2008 (“Quicksilver 2007 Annual Report”), excerpts attached as Exhibit E; Quicksilver 8-K, filed June 23, 2008, attached as Exhibit F; Quicksilver 8-K, filed August 6, 2008, excerpts attached as Exhibit G.

•
In fact, in its 2007 Annual Report, Quicksilver described its ownership in BreitBurn as follows: “We believe our ownership interest in [Quicksilver Gas Services] and [BreitBurn] provides additional financial flexibility for the Company while enabling us to participate in the expected future growth of both of these entities.” Ex. E, Quicksilver 2007 Annual Report at p. 5.

•
Quicksilver also identified risk factors associated with its ownership in BreitBurn in its 2007 Annual Report and acknowledged that sales of other limited partnership units could impact the value of its holdings: “The nature of our ownership interest in a publicly-traded entity subjects us to market risks associated with most ownership interests traded on a public exchange. Sales of substantial amounts of [BreitBurn] limited partner units, or a perception that such sales could occur, could adversely affect the market price of our [BreitBurn] limited partner units, which could result in a temporary or permanent impairment of our limited partner interest in [BreitBurn].” Id. at 20.

•
In February 2008, the BreitBurn/Quicksilver transaction received the award for the M&A Deal of the Year from Oil & Gas Investor Magazine. When he received the award, Quicksilver’s CEO, Glen Darden, touted the deal as “a creative way to monetize [the Michigan Antrim shale] assets and still have participation,” and further noted that “[w]e still have participation going forward in a big set of assets and a big supply of natural gas. We supplement that with some exposure to oil (via a stake in BreitBurn’s portfolio), which we didn’t have.” He also stated, “[a]nd because our assets are 60% of the total portfolio there, we know what kind of cash flow they are going to kick off.” Mr. Darden never suggested that he was concerned by Provident’s intention to sell its holdings or that Quicksilver had been defrauded. Oil & Gas Investor Brochure, attached as Exhibit H.

ORIGINAL ANSWER OF DEFENDANTS	Page 7 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

14. Similarly, if Quicksilver honestly believed it had been misled, one would also expect Quicksilver to have raised objections during Provident’s sales process and even to have mounted some effort to stop the sale. This sale was a long, open process involving many potential purchasers, including Quicksilver. Quicksilver teamed up with a large private equity group to consider its own potential offer to purchase Provident’s interest. In addition, Quicksilver representatives had discussions with BreitBurn representatives in the winter and spring encouraging BreitBurn management to pursue purchasing Provident’s interest.

15. It was only on October 31, 2008—well after Provident sold its interest to BreitBurn—that Quicksilver suggested that BreitBurn had breached the agreement or committed fraud. It did so by filing this suit with no warning.

The June 2008 Buyout Was Appropriate.

16. In its Petition, Quicksilver now alleges that the acquisition of Provident’s interest in BreitBurn LP, along with Provident, Halbert Washburn (“Washburn”), and Randall Breitenbach’s (“Breitenbach”) interests in BreitBurn GP was an “abusive transaction” that “allowed Washburn and Breitenbach to retain control of BreitBurn Limited Partnership while paying themselves and Provident a premium.” Pet. ¶ 6. This is an astonishing assertion in light of the actual facts surrounding the transaction.

17. BreitBurn’s participation in the June transactions was controlled by a committee of independent directors of BreitBurn GP. There is nothing that would suggest that these independent directors had any incentive to prejudice BreitBurn LP’s interests by agreeing to buy Provident’s interests at an excessive price. And they did not do so. The price agreed upon by the independent committee was within the range of market prices at which BreitBurn LP units traded during the month the transaction closed (June 2008). The independent committee set the price and made the offer to Provident without first disclosing the price to management, including Washburn and Breitenbach.

ORIGINAL ANSWER OF DEFENDANTS	Page 8 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

18. Quicksilver is wrong when it asserts that Washburn and Breitenbach were paid a premium for their interests in BreitBurn GP and “retain[ed] control.” Breitenbach and Washburn owned combined interests of less than 5% in BreitBurn GP from the time that BreitBurn LP was formed in 2006. Their BreitBurn GP interests had an economic value equivalent to a fixed number of common units representing limited partner interests in BreitBurn LP.  When Provident sold its interests in BreitBurn GP to BreitBurn LP, the board of directors also desired that Breitenbach and Washburn transfer their interests so that BreitBurn LP would own 100% of BreitBurn GP.  Breitenbach and Washburn agreed.  Unlike Provident, Breitenbach and Washburn received no cash for their BreitBurn GP interests. Instead, they traded their 19,955 equivalent BreitBurn GP interests for 19,955 common units in BreitBurn LP. The price of the BreitBurn LP units on the date exchanged was less than the per unit cash price that was received by Provident for its interests in BreitBurn.  Not only did Breitenbach and Washburn give up their minority interests in BreitBurn GP, but they also did not receive cash or the higher cash value received by Provident for their identical units.  Messrs. Breitenbach and Washburn actually took a discount compared to the price received by Provident.

19. After BreitBurn purchased Provident’s interests, Quicksilver’s representatives told BreitBurn that Quicksilver was pleased with the outcome of these transactions. Quicksilver did not suggest that BreitBurn or its directors breached any duty owed to the unitholders until they filed suit over four months later.

The June 2008 Amendment To The BreitBurn Limited Partnership Agreement Was Properly Adopted.

20. In June 2008, BreitBurn GP exercised its clear authority to amend the limited partnership agreement governing BreitBurn LP to give BreitBurn LP unitholders the right to nominate and elect BreitBurn GP’s directors (the “Amendment”). The Amendment was a proper exercise of BreitBurn GP’s authority, and Quicksilver has no basis for challenging it.

ORIGINAL ANSWER OF DEFENDANTS	Page 9 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

21. Prior to the Amendment, Quicksilver and the other BreitBurn unitholders had no right to nominate or elect BreitBurn GP’s directors. As Quicksilver publicly acknowledged prior to the Amendment, “[w]e have no management oversight or influence over [BreitBurn] or its financial condition, results of operations or cash flows, and are indirectly subject to the risks associated with [BreitBurn]’s business and operations.” Ex. E, Quicksilver 2007 Annual Report at p. 20. After the Amendment, Quicksilver and all the other limited partners gained a new right to vote for directors. Thus, the Amendment did not restrict an existing right, but instead provided a new right altogether.

22. If BreitBurn LP had not given the limited partners the right to nominate and elect directors, then BreitBurn LP (as the sole member of BreitBurn GP) would have the right to elect all of the directors of BreitBurn GP, which right would be exercised by the existing Board of Directors of BreitBurn GP. It is noteworthy that the limited partners’ right to nominate and elect the directors of BreitBurn LP’s general partner that is afforded under the Amendment is not a right given to unitholders of Quicksilver Gas Services, the master limited partnership sponsored by Quicksilver.

23. Quicksilver complains that the new voting right caps every limited partner’s ability to vote for directors to 20%. Pet. ¶ 48. However, this limitation did not impair an existing right. Rather, it defined the scope of a new right. As discussed in BreitBurn’s special exceptions filed separately with this Court, this limitation protects all limited partners (except one trying to gain control of the partnership without the appropriate approvals set forth in the limited partnership agreement) in that it prevents any one limited partner from controlling the election of directors of BreitBurn GP and thus controlling BreitBurn. Thus, it protects the right of each limited partner to have a meaningful right to vote. The Amendment is proper under Delaware law. Additionally, the previously existing voting provisions in the limited partnership agreement were not otherwise changed.

ORIGINAL ANSWER OF DEFENDANTS	Page 10 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

24. In granting the BreitBurn LP unitholders the additional right to nominate and elect the directors of its general partner, BreitBurn recognized that limited partnerships and corporations have a well-established legal right and duty to protect their limited partners and shareholders from improper takeover attempts or raids. Quicksilver is familiar with the corporate governance provisions addressing these issues, including, ironically, a number of the same provisions it complains about with respect to BreitBurn. For example, Quicksilver has a staggered board of directors, its directors may be removed from office only for cause by a vote of the holders of at least 66 ⅔% of its voting stock, it is subject to the Delaware statute that generally prohibits Delaware corporations from engaging in business combinations with interested stockholders without board or stockholder approval, and it has in place a stockholder rights plan (or “poison pill”), which, if triggered, would entitle holders of rights to buy a number of shares of common stock of Quicksilver or, in certain circumstances, shares of common stock of the acquiring company, having a market value of twice the exercise price of each right. See Quicksilver’s Definitive Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Stockholders filed on April 18, 2008, at pp. 4-5; and Amendment No. 2 to Quicksilver’s Registration Statement on Form 8-A filed on December 21, 2005, at pp. 3-6, excerpts attached as Exhibits I and J, respectively.

25. Quicksilver raised no complaint about the Amendment at the time it was adopted. Before filing this suit, Quicksilver made several public statements regarding the June 2008 transactions without ever hinting at any complaint about the new structure. Instead, Quicksilver raised these complaints with BreitBurn for the first time by filing this lawsuit.

ORIGINAL ANSWER OF DEFENDANTS	Page 11 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

26. In sum, it is apparent that Quicksilver did not file this suit to vindicate colorable rights. If it had that purpose, Quicksilver would have raised objections as the events it now complains about were occurring. It did not do so and instead chose to ambush BreitBurn with this surprise suit asserting after-the-fact claims, clearly for some ulterior purpose.

27. Quicksilver’s claims are barred in whole or in part by the doctrine of unclean hands and by Quicksilver’s bad faith.

28. Quicksilver’s claims are barred in whole or in part under the doctrine of quasi estoppel, equitable estoppel, and laches.

29. Quicksilver’s claims are barred in whole or in part because they are not ripe, because Quicksilver lacks standing to pursue them, and because they are not justiciable.

30. Quicksilver’s claims are barred in whole or in part by Quicksilver’s actual knowledge of facts that constitute the basis of its claims and its lack of reliance on any alleged misrepresentation or omission by BreitBurn.

31. Quicksilver’s claims are barred in whole or in part by the doctrine of waiver or ratification.

32. Any loss allegedly incurred by Quicksilver is not recoverable from BreitBurn because all or a portion of any such loss resulted from intervening or superseding causes other than any alleged actionable misrepresentation or omission by BreitBurn, including the acts of third parties or events or market factors over which BreitBurn was not responsible.

33. Quicksilver’s claims against BreitBurn are barred, or Quicksilver’s recovery must be reduced, based upon its own negligence or proportionate degree of responsibility.

ORIGINAL ANSWER OF DEFENDANTS	Page 12 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

III. PRAYER

WHEREFORE, premises considered, BreitBurn prays that Plaintiff Quicksilver Resources Inc. take nothing by reason of this suit and that, on final hearing hereof, BreitBurn recover its costs of court and be awarded such other and further relief, at law or in equity, to which it may be justly entitled.

Respectfully submitted,

/s/Harry M. Reasoner
Harry M. Reasoner
Texas State Bar No. 16642000
Karl S. Stern
Texas State Bar No. 19175665
Jennifer B. Poppe
Texas State Bar No. 24007855
VINSON & ELKINS LLP
First City Tower
1001 Fannin St., Suite 2500
Houston, TX 77002-6760
713.758.2358
Facsimile: 713.615.5173
hreasoner@velaw.com
kstern@velaw.com
jpoppe@velaw.com

William L. Kirkman
Texas State Bar No. 11518700
BOURLAND & KIRKMAN, L.L.P.
201 Main Street, Suite 1400
Fort Worth, Texas 76102
817.336.2800
Facsimile: 817.877.1863
billk@BourlandKirkman.com

Attorneys for BreitBurn Energy Partners L.P., BreitBurn Operating L.P., BreitBurn GP, LLC and BreitBurn Operating GP, LLC

ORIGINAL ANSWER OF DEFENDANTS	Page 13 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC

OF COUNSEL:

Srinivas Raju
RICHARDS, LAYTON AND FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801

CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of Original Answer of Defendants BreitBurn Energy Partners L.P., BreitBurn Operating L.P., BreitBurn GP, LLC, and BreitBurn Operating GP, LLC has been forwarded to counsel of record on this the 24th day of November, 2008, addressed as follows:

Gerard G. Pecht	☒ (a) by certified mail, return
Darryl W. Anderson	receipt requested;
Peter A. Stokes	☐ (b) by first-class U. S. Mail;
FULBRIGHT & JAWORSKI L.L.P.	☐ (c) by fax transmission; or
1301 McKinney, Suite 5100	☐ (d) by hand delivery
Houston, Texas 77010-3095
Telephone: (713) 651-5151
Facsimile: (713) 651-5246

Dee J. Kelly	☐ (a) by certified mail, return
Dee J. Kelly, Jr.	receipt requested;
Marshall M. Searcy	☐ (b) by first-class U. S. Mail;
KELLY HART & HALLMAN LLP	☐ (c) by fax transmission; or
Wells Fargo Tower	☒ (d) by hand delivery
201 Main Street, Suite 2500
Fort Worth, Texas 76102
Telephone: (817) 332-2500
Facsimile: (817) 878-9280

/s/William L. Kirkman
William L. Kirkman

ORIGINAL ANSWER OF DEFENDANTS	Page 14 of 14
BREITBURN ENERGY PARTNERS, L.P.,
BREITBURN OPERATING, L.P., BREITBURN GP, LLC,
AND BREITBURN OPERATING GP, LLC